As filed with the Securities and Exchange Commission on August 17, 2015

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Direxion Shares ETF Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

1301 Avenue of the Americas (6th Avenue), 35th Floor

New York, New York 10019

(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act Registration file number to which this form relates: 333-150525

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of the Direxion Daily Regional Banks Bull 3X Shares, Direxion Daily Regional Banks Bear 3X Shares, Direxion Daily Homebuilders & Supplies Bull 3X Shares and the Direxion Daily Homebuilders & Supplies Bear 3X Shares, (collectively the “Funds”), all at no par value, each a series of the Direxion Shares ETF Trust (the “Trust”), to be registered hereunder is as set forth, for the Funds, in the Trust’s Post-Effective Amendment Nos. 121 and 141 to its Registration Statement on Form N-1A (Commission File Nos. 333-150525; 811-22201), which descriptions are incorporated herein by reference, as filed with the Securities and Exchange Commission on February 26, 2015 and August 14, 2015, respectively.

The Trust currently consists of 121 separate series. Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Direxion Daily Regional Banks Bull 3X Shares	47-2803814
Direxion Daily Regional Banks Bear 3X Shares	47-2841888
Direxion Daily Homebuilders & Supplies Bull 3X Shares	47-4588013
Direxion Daily Homebuilders & Supplies Bear 3X Shares	47-4603805

Item 2.	Exhibits.

1.	The Trust’s Certificate of Trust is included as Exhibit (a)(i) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on April 30, 2008 (Accession Number: 0000898432-08-000403).

2.	The Trust’s Trust Instrument is included as Exhibit (a)(ii) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on August 20, 2008 (Accession Number: 0000898432-08-000845).

3.	The Trust’s Amended and Restated By-Laws is included as Exhibit (b) to Post-Effective Amendment No. 121 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-150525; 811-22201), as filed with the Securities and Exchange Commission on February 26, 2015 (Accession Number: 0001193125-15-065541).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Direxion Shares ETF Trust

August 17, 2015

/s/ Eric W. Falkeis
Eric W. Falkeis Principal Executive Officer